Exhibit 99(i)

Pinaki & Associates LLC

Certified Public Accountants

625 Barksdale Rd, Suite 113,

Newark, DE 19711

Phone: 510-274-5471 | pmohapatra@pinakiassociates.com

To the Board of Directors

Orbis Real Estate

We have reviewed the accompany balance sheet of Orbis Real Estate as of December 31,

2013, and the related statements of income, retained earnings for the period then ended,

in  accordance  with  Statements  of  Standards  for  Accounting  and  Review  services  issued by  the  American  Institute  of  Certified  Public  Accountants.  All  information  included  in these financial statements is the representation of the management of Orbis Real Estate.

A  review  consists  principally  of  inquiries  of  company  personnel  and  analytical procedures  applied  to  financial  data.  It  is  substantially  less  in  scope  than  an  audit  in accordance  with  generally  accepted  auditing  standards,  the  objective  of  which  is  the expression  of  an  opinion  regarding  the  financial  statements  taken  as  a  whole.

Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to  the  accompanying  financial  statements  in  order  for  them  to  be  in  conformity  with generally accepted accounting principles.

/s/ Pinaki & Associates LLC.

Newark, DE

May 27, 2014

ORBIS REAL ESTATE

Notes to Condensed Financial Statements

December 31, 2013

NOTE 1 - ORGANIZATION AND HISTORY

Orbis Real Estate (the “Company”) was newly formed in August 2013 as a sole establishment & registered in Real Estate Regulatory Agency dated 01.09.2013 under the number 12387 based on Law no. 85/2006.

The Company’s business activity is a real estate buying & selling brokerage and leasing property through brokerage agents.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

As at December 31, 2013 the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Concentration of Risk

The Company does not rely on any one or a few major customers for sales revenue.

Revenue Recognition

Revenue from buy/sale and leasing services consist of revenues earned in the Company’s capacity as real estate buying & selling and leasing property agent. All revenue is recognized when the buy/sale is complete or services duly rendered as per the agreements and the Company has determined that proceeds are collectible.

ORBIS REAL ESTATE

Notes to Condensed Financial Statements

December 31, 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For the purpose of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalent to the extent the funds are not being held for investment purpose.

Property & Equipment

Property and Equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on property and equipment are determined using the straight line method over the estimated useful life of the assets. Expenditure for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains or losses on the sale of property & equipment are reflected in operations.

Long-Term Notes Payable

The Company has long-term borrowings from un-related entities. These advances are non-interest bearing, unsecured and due upon demand.

Litigation

The Company may become or is subject to investigations, claims or lawsuits ensuring out of the conduct of its business. The Company is currently not aware of any such items, which it believes could have a material effect on its financial position.

Orbis Real Estate
Condensed Balance Sheets

	March 31,	December 31,
	2014 (unaudited)	2013
ASSETS
Current assets:
Cash	$134	3,357
Accounts Receivable	-	-
Prepaid Expenses	-	-
Other current assets	22,568	18,503

Total current assets	22,702	21,860
Property and Equipment (net)	18,145	19,934

Total Assets	$40,847	41,794

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payables	16,380	-
Accrued expenses	-	2,769

Total current liabilities	16,380	2,769

Long term debt	123,153	113,603

Total liabilities	$139,532	116,372

Stockholders' equity:
Share Capital	-	-
Retained earnings	(98,685)	(74,578)

Total stockholders' equity:	(98,685)	(74,578)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,847	41,794

The accompanying notes are integral part of these financials statements.

Orbis Real Estate Condensed Statements of Operations

	For the period ended March 31, 2014 (unaudited)	For the period ended December 31, 2013

Net revenues:
Revenue from Cable/Internet sales	$33,913	34,256
Total net revenues	33,913	34,256

Cost of Goods Sold	18,427	20,769

Gross Income	15,486	13,487
Operating expenses:
General, selling and administrative expenses	22,802	67,729
Salaries and wages	15,001	18,791
Depreciation	1,790	1,545

Total operating expenses	39,593	88,065

Income (loss) from operations	(24,107)	(74,578)

Other income (expense)
Interest expense	-	-
Other income (expense)	-	-

Total other income (expense)	-	-

Income (loss) before income tax	(24,107)	(74,578)

Provision for income taxes	-	-

Net income (loss)	$(24,107)	(74,578)

The accompanying notes are integral part of these financials statements.

Orbis Real Estate Statement of Cash flows

	For the period ended March 31, 2014 (unaudited)	For the period ended December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(24,107)	(74,578)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense	1,789	1,545

Changes in operating assets and liabilities
(Increase) decrease in receivables		-
(Increase) decrease in other current assets	(4,065)	(18,503)
Increase (decrease) in accounts payable and
accrued expenses	13,611	2,769

Net Cash Used in Operating Activities	(12,772)	(88,767)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Fixed assets	-	(21,479)
Debt Settlement by issuance of equity investment		-

Net Cash Provided by (Used in)
Investing Activities	-	(21,479)

CASH FLOWS FROM FINIANCING ACTIVITIES

Common and preferred stock issued for cash/debt		-
Increase(decrease) in note payable	9,550	113,603

Net Cash Provided by Financing Activities	9,550	113,603

NET INCREASE (DECREASE) IN CASH	(3,223)	3,357

CASH AT BEGINNING OF PERIOD	3,357	-

CASH AT END OF PERIOD	134	3,357

The accompanying notes are an integral part of these financial statements.